UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AeroGrow International, Inc.
(Name of Registrant as Specified In Its Charter)
______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AeroGrow International, Inc.
6075 Longbow Drive, Suite 200, Boulder, Colorado 80301
303-444-7755

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 5, 2009

To the Stockholders of
AeroGrow International, Inc.:

We cordially invite you to attend a Special Meeting of Stockholders of AeroGrow International, Inc., a Nevada corporation, at our headquarters located at 6075 Longbow Drive, Suite 200, Boulder, Colorado 80301, on Thursday, February 5, 2009, at 10:00 a.m., Mountain time, for the following purposes:

1.	To approve an amendment to our Articles of Incorporation giving our Board of Directors the authority to designate the rights and preferences of AeroGrow’s preferred stock.

2.	To transact such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

Stockholders of record at the close of business on December 31, 2008, are entitled to notice of, and to vote at, the Special Meeting and any postponement or adjournment thereof.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares you may hold.  Even if you plan to attend the Special Meeting in person, please sign, date, and return your proxy.  If you attend the Special Meeting, you may revoke your proxy and vote in person.

By order of the Board of Directors,
________________________________________________________________
Jack J. Walker
Chairman of the Board

Boulder, Colorado
[______] [__], 2009

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AEROGROW INTERNATIONAL, INC.
6075 Longbow Drive, Suite 200,
Boulder, Colorado 80301
_______________

PROXY STATEMENT

_______________

GENERAL

AeroGrow International, Inc., a Nevada corporation (the “Company,” “AeroGrow,” “we,” “our,” or “us”), is furnishing this proxy statement and the accompanying proxy card on or about [_______] [__], 2009, in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on Thursday, February 5, 2009, at 10:00 a.m., Mountain time, at the Company’s headquarters located at 6075 Longbow Drive, Suite 200, Boulder, Colorado 80301, and at any adjournment or postponement thereof.  Directions to the Special Meeting are available on our website at www.aerogrow.com/proxy.

The Board has fixed the close of business on December 31, 2008, as the record date for determining the stockholders entitled to notice of, and to vote at, the Special Meeting.  On the record date, AeroGrow had [__________] shares of common stock, par value $.0001 per share, outstanding and entitled to vote.  Each share of common stock is entitled to one vote on the issue being voted on at the Special Meeting.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on December 31, 2008, you owned shares of AeroGrow’s common stock.  This proxy statement describes the matter that will be presented for consideration by the stockholders at the Special Meeting.  It also gives you information about this matter to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the Special Meeting.  The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the Special Meeting.  Even if you plan to attend the Special Meeting, you should complete, sign, and return your proxy card in advance of the Special Meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the Special Meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the Special Meeting?

You are being asked to vote on one issue:

•	To approve an amendment to our Articles of Incorporation (the “Company Charter”) giving our Board of Directors the authority to designate the rights and preferences of AeroGrow’s preferred stock.

If I am the record holder of my shares, how do I vote?

You may vote by mail, in person at the Special Meeting, or by phone or internet if those instructions appear on your proxy card.  To vote by mail, complete and sign the enclosed proxy card and mail it pursuant to the instructions on the proxy card.  If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

If you sign and return your proxy card, but do not mark the form to provide voting instructions, the shares represented by your proxy card will be voted “for” the proposal named in this proxy statement and by the appointed proxies in accordance with his or her judgment on any other matter brought before the Special Meeting.

If you want to vote in person, please come to the Special Meeting.  We will distribute written ballots to anyone who wants to vote at the Special Meeting.  Even if you plan to attend the Special Meeting, you should complete, sign, and return your proxy card in advance of the Special Meeting just in case your plans change.  Please note that if your shares are held in the name of your broker (or in what is usually referred to as “street name”), you will need to arrange to obtain a “legal proxy” from your broker in order to vote in person at the Special Meeting.

If I hold shares in the name of a broker or fiduciary, who votes my shares?

If you received this proxy statement from your broker or a trustee or other fiduciary who may hold your shares, your broker or fiduciary should have given you instructions for directing how they should vote your shares.  It will then be the responsibility of such person to vote your shares for you in the manner you direct.  As discussed above, if you want to vote in person at the Special Meeting, you will need to arrange to obtain a “legal proxy” from your broker or fiduciary in order to vote in person at the Special Meeting.

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors, but cannot vote on non-routine matters, such as an amendment to the Company Charter, which is the purpose of this Special Meeting, or the adoption or amendment of a stock option plan, unless they have received voting instructions from the person for whom they are holding shares.  If your broker does not receive instructions from you on how to vote on the proposed amendment to the Company Charter, your broker will return the proxy form to us, indicating that he or she does not have the authority to vote on this matter.  This is generally referred to as a “broker non-vote” and will affect the outcome of the voting as described below under, “How many votes are needed for approval of each proposal?”  We urge you to provide directions to your broker as to how you want your shares voted on the proposed amendment to the Company Charter.  You should do this by carefully following the instructions your broker gives you concerning his or her procedures.  This ensures that your shares will be voted at the Special Meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers.  Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the Special Meeting.  You may do this by:

•	signing another proxy with a later date and returning that proxy to:

Corporate Stock Transfer
Attn:  Rhonda Singleton, Proxy Dept.
3200 Cherry Creek South Dr., #430
Denver, Colorado 80209;

•	sending notice to us that you are revoking your proxy; or

•	voting in person at the Special Meeting (attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy).

If you hold your shares in the name of a broker or fiduciary and desire to revoke your proxy, you will need to contact your broker.

How many votes do we need to hold the Special Meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the Special Meeting in order to hold the Special Meeting and conduct business.

Shares are counted as present at the Special Meeting if the stockholder either:

•	is present in person at the Special Meeting; or

•	has properly submitted a signed proxy card or other proxy.

On December 31, 2008, the record date, there were [__________] shares of common stock issued and outstanding. Therefore, at least [________] shares need to be present at the Special Meeting.

What options do I have in voting on each of the proposals?

You may vote “for,” “against,” or “abstain” on the proposed amendment to the Company Charter, and on any other proposal that is properly brought before the Special Meeting.  Abstentions will be considered in determining the presence of a quorum and will affect the vote required for the proposed amendment to the Company Charter.

How does the Board recommend that I vote on the proposed amendment to the Company Charter?

The Board recommends that you vote FOR the proposed amendment to the Company Charter.

How many votes may I cast?

You are entitled to cast one vote for each share of stock you owned on the record date.  The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

A majority of votes cast is required to approve the proposed amendment to the Company Charter.

Where do I find the voting results of the Special Meeting?

We will announce voting results at the Special Meeting.  The voting results will also be disclosed in our Annual Report on Form 10-K for the year ended March 31, 2009.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies.  In addition to solicitations by mail, officers, directors, or employees of AeroGrow or its subsidiaries may solicit proxies in person or by telephone.  These persons will not receive any special or additional compensation for soliciting proxies.  We may reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

____________________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON FEBRUARY 5, 2009:

The proxy statement is available at www.aerogrow.com/proxy.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 15, 2008, regarding our common stock owned of record or known by the Company to be owned beneficially by (i) each director, (ii) each executive officer named in the Summary Compensation Table in the proxy statement, dated August 26, 2008, relating to the Company’s 2008 Annual Meeting of Stockholders (the “Named Executive Officers”), (iii) all those known by the Company to beneficially own more than 5% of the Company’s common stock, and (iv) all directors and Named Executive Officers as a group.

In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.  To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares except as otherwise noted.  The table assumes a total of 13,345,877 shares of common stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Number of Shares Acquirable Within 60 Days(1)	Percent Beneficial Ownership
5% Stockholders

Lazarus Investment Partners LLLP (2)	1,263,041	331,684	11.66%
Enable Capital Management LLC and affiliated holders (3)	465,545	840,000	9.20%
W. Michael Bissonnette, Former Director (4)	956,297	0	7.17%

Directors

Jack J. Walker (5)	214,286	6,000	1.65%
Jervis B. Perkins	125,501	0	*
Peter A Michel	10,473	4,722	*
Suresh Kumar	9,585	3,834	*
Michael D. Dingman, Jr.	8,750	3,500	*
Linda Graebner	8,334	3,333	*

Named Executive Officers

Randal L. Seffren	215,320	0	1.61%
Jeffrey M. Brainard	143,331	0	1.07%

All AeroGrow Named Executive Officers and Directors as a Group (9 Persons)	1,691,877	21,389	12.82%

*	Less than 1%.
(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which include holding voting and investment power with respect to the securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.

(2)
In communication with the Company on December 15, 2008, Mr. Borus of Lazarus Investment Partners LLLP reported holdings of 1,263,041 shares of common stock and 331,684 warrants to purchase common stock. Lazarus Investment Partners LLLP’s address is 2401 East 2nd Avenue, #600, Denver, CO 80206.

(3)
As of December 31, 2007, based on information provided in Schedule 13G/As filed February 20, 2008. According to these filings, Enable Capital Management, LLC (“ECM”) is the beneficial owner of 465,545 shares of our common stock and warrants to purchase up to 840,000 shares of our common stock. ECM is located at One Ferry Building, Suite 255, San Francisco, CA 94111. Mr. Mitchell S. Levine is the managing member and majority owner of ECM. Mr. Levine’s address is One Ferry Building, Suite 255, San Francisco, CA 94111. ECM acts as the general partner and/or investment manager of Enable Growth Partners, L.P. Enable Growth Partners L.P. is located at One Ferry Building, Suite 255, San Francisco, CA 94111.

(4)
Based on a Form 3 March 6, 2006, Mr. Bissonnette, a former director who resigned from the Board of Directors effective July 23, 2008, holds 956,297 shares of common stock.  Mr. Bissonnette's beneficial ownership is included in the calculation of All AeroGrow Named Executive Officers and Directors as a Group. Mr. Bisonnette’s address is c/o AeroGrow International, Inc., 6075 Longbow Dr., Suite 200, Boulder, CO 80301.

(5)	Includes 76,122 shares held of record by March Trade & Finance, Inc. of which Mr. Walker is a controlling person.

PROPOSAL NO. 1

AMENDMENT TO ARTICLES OF INCORPORATION

The Board has unanimously approved, and recommends that the Company’s stockholders approve, the proposed amendment (the “Amendment”) to the Company Charter attached as Exhibit A to this proxy statement.

 In recent years, financing for smaller companies has often required the issuance of a senior class of stock with certain protections and preferences with respect to liquidation, dividends, conversion privileges, anti-dilution provisions, and other types of preferences and rights that are not found in common stock.  With the recent downturn in the capital markets, and an anticipated need for capital in the coming months by the Company, the Board believes that having all available avenues for fundraising by the Company is of prime value.

Under Nevada Corporate law, a corporation’s articles of incorporation must either prescribe the rights and preferences of each class or series of stock or vest authority in the board of directors to prescribe the rights and preferences of each class or series of stock.  Because the Company Charter does not prescribe the rights and preferences, this Amendment is needed to permit the Board to determine the rights and preferences of the 20 million shares of preferred stock currently authorized under the Company Charter without seeking further amendments to the Company Charter.  Providing the Board with the ability to timely issue preferred stock will allow the Company to take advantage of market conditions and pursue favorable opportunities without incurring the delay, expense, and market-risk associated with calling a special meeting of stockholders to approve future issuances of preferred stock or the rights and preferences of any such issuances.  The Amendment vests authority in the Board to prescribe the classes, series, and the number of each class or series, and the voting powers, designations, preferences, limitations, restrictions, and relative rights of each class or series of the 20 million shares of preferred stock currently authorized under the Company Charter.

Although the Company does not have a present intent to issue any preferred stock, the Company has determined that raising additional capital to support its operations may be warranted, and the Company has begun to assess opportunities to access additional capital and to review potential structuring alternatives.  The terms, conditions, and timing of any such transactions have not been determined, and the Company may ultimately choose to accelerate, delay, or not pursue a transaction, depending on market conditions.

The availability of preferred stock, and the ability to tailor the characters of the preferred stock, will provide the Company with flexibility in capital-raising transactions, structuring acquisitions, joint ventures, and strategic alliances.  The Amendment would empower the Board to determine among other things: (i) the designation of each class or series of preferred stock and the number of shares in the class or series; (ii) the dividend rights, if any, of the class or series; (iii) the voting rights, if any (in addition to any prescribed by law), of the holders of shares of the class or series; (iv) the rights, if any, to convert or exchange the shares into or for other securities; (v) the conditions or restrictions, if any, on specific actions of the Company affecting the rights of the shares; (vi) the redemption provision, if any, of the shares; (vii) the preference, if any, to which any class or series would be entitled in the event of the liquidation or distribution of the Company’s assets; and (viii) the provision of a sinking fund, if any, provided for the redemption of the preferred stock.  The Board believes that being able to promptly and efficiently react to these opportunities puts the Board and management in a position to take actions that serve the best interest of the Company and its stockholders.

Preferred stock can also be used to discourage or impede an attempt to obtain control of the Company by merger, tender offer, proxy context, or other means, and could be used to impede the removal of incumbent management.  At this time, the Company’s management is not aware of any attempt to obtain control of the Company.

Without the ability to timely issue preferred stock, the Company may be limited in its ability in the future to raise and attract additional capital to sustain growth and execute the Company’s business plan.  If the Amendment is approved, the Board will have the authority to fix, by resolution of the Board, the voting powers, designations, preferences, limitations, restrictions, and relative rights of any class or series of the 20 million shares of preferred stock currently authorized by the Company Charter, without further stockholder approval.

If approved, the Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Nevada.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO VEST AUTHORITY IN THE BOARD OF DIRECTORS TO PRESCRIBE THE RIGHTS AND PREFERENCES OF THE 20 MILLION SHARES OF PREFERRED STOCK CURRENTLY AUTHORIZED BY THE COMPANY CHARTER.

OTHER MATTERS

The Board of Directors does not know of any other matters to be brought before the Special Meeting.  If any other matters not mentioned in this proxy statement are properly brought before the Special Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

The Company must receive any stockholder proposal for the Company’s 2009 Annual Meeting of Stockholders on or before April 29, 2009, for the proposal to be included in the Company’s proxy statement and proxy card for that meeting.  The Company will not consider proposals received after that date for inclusion in the proxy materials.

In addition, if a stockholder intends to present a matter for a vote at the Company’s 2009 Annual Meeting of Stockholders other than by submitting a proposal for inclusion in the Company’s proxy statement for that meeting, the stockholder must give timely notice in accordance with Securities and Exchange Commission (the “SEC”) rules and the Company’s Amended Bylaws.  To be timely, a stockholder’s notice must be received by the Company’s headquarters at 6075 Longbow Drive, Suite 200, Boulder, Colorado 80301, on or before July 3, 2009, which is not later than the close of business on the 90th day prior to the anniversary of the Company’s 2008 Annual Meeting of Stockholders.  The notice must contain the additional information required by the Company’s Amended Bylaws.  If the Company changes the date of the 2009 Annual Meeting of Stockholders by more than 30 days from the date of the 2008 Annual Meeting of Stockholders, then the deadline will be a reasonable time before the Company begins to send proxy materials.

ANNUAL REPORT ON FORM 10-K

If you request, we will provide you with copies of our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended March 31, 2008 (collectively, our “Annual Report”).  You should send your written request to AeroGrow International, Inc., Attn: Lissie Stagg, Corporate Secretary, 6075 Longbow Drive, Suite 200, Boulder, Colorado 80301. The exhibits to the Annual Report are available upon payment of charges that approximate our cost of reproduction.

HOUSEHOLDING OF PROXY MATERIALS

In an effort to reduce printing costs and postage fees, we have adopted a practice called “householding.”  Under this practice, stockholders who have the same address and last name will receive only one set of proxy-related materials unless one or more of these people notifies us that he or she wishes to continue to receive individual copies.

If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for the Special Meeting or for any future meetings, please: (1) call our office at 303-444-7755; (2) send an email message to proxy@aerogrow.com; or (3) mail your request to AeroGrow International, Inc., 6075 Longbow Drive, Suite 200, Boulder, Colorado 80301.  Additional copies of the materials will be sent within 15 days after receipt of your request.  Similarly, you may also contact us through any of these methods if you receive multiple copies of the materials and would prefer to receive a single copy in the future.

By Order of the Board of Directors __________________________________
[________] [__], 2009	Jack J. Walker Chairman of the Board

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PROXY
AEROGROW INTERNATIONAL, INC.

KNOW ALL PERSONS BY THESE PRESENTS, THAT I, the undersigned stockholder of AeroGrow International, Inc. (the “Company”), having received notice of the Special Meeting of Stockholders, do hereby nominate, constitute and appoint, each of Jack J. Walker and Lissie Stagg, my true and lawful attorney and proxy, with full power of substitution, for me and in my name, place, and stead to vote all of the shares of common stock, $.0001 par value of the Company standing in my name on its books on December 31, 2008, at the Special Meeting of Stockholders of the Company, to be held at the Company’s headquarters, located at 6075 Longbow Drive, Suite 200, Boulder, Colorado, 80301, on Thursday, February 5, 2009 at 10:00 a.m., Mountain time, and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

A.
To approve an amendment to the Articles of Incorporation of the Company giving the Board of Directors of the Company the authority to designate the rights and preferences of the Company’s preferred stock.

The Board of Directors recommends a vote FOR an amendment to the Articles of Incorporation of the Company giving the Board of Directors of the Company the authority to designate the rights and preferences of the Company’s preferred stock.

☐For	☐Against	☐Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

This proxy will be voted as directed.  For any matters that come before the Special Meeting or any postponement or adjournment thereof, this proxy will be voted in accordance with the Board of Directors’ recommendations.

This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

Your vote is important.  Any previously submitted proxies will not be used at the Special Meeting.  Accordingly, even if you plan to attend the Special Meeting, please mark, sign, date, and fold this proxy, and return to Corporate Stock Transfer, Attn:  Rhonda Singleton, Proxy Dept., 3200 Cherry Creek South Dr., #430 Denver, Colorado 80209.

______________________
Date
______________________
Date

Please sign your name or names exactly as they appear on the stock certificate. Each joint tenant must sign. When signing as attorney, administrator, guardian, executor or trustee or as an officer of a corporation, please give full title. If more than one trustee, all should sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Exhibit A

Proposed Amendment to the Articles of Incorporation

Article FOURTH shall be amended in its entirety as follows (changes to Article indicated by an underline):

FOURTH.

(A) Common Stock.  The total authorized number of shares of common stock that may be issued by the Corporation is 75,000,000 with a par value of $.001 per share. Said shares may be issued by the corporation from time to time for such consideration as may be fixed by the Board of Directors.

(B) Preferred Stock.  The total authorized number of shares of preferred stock that may be issued by the Corporation is 20,000,000 with a par value of $.001 per share. The Board of Directors shall have the authority to authorize the issuance of the preferred stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(i) Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

(ii) The number of shares to constitute the class or series and the designation thereof;

(iii) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(iv) Whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(v) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

(vi) The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(vii) The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation;

(viii) Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(ix) Such other rights and provisions with respect to any class or series as may to the Board of Directors seem advisable.

The shares of each class or series of the preferred stock may vary from the shares of any other class or series thereof in any respect.  The Board of Directors may increase the number of shares of the preferred stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the preferred stock not designated for any other class or series.  The Board of Directors may decrease the number of shares of the preferred stock designated for any existing class or series of the preferred stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the preferred stock.

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